SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2003 (July 21, 2003)

Exact name of Registrant as specified in its charter:	Central Parking Corporation

State or other jurisdiction of incorporation:	Tennessee

Commission File Number:	001-13950

IRS Employer Identification Number:	62-1052916

Address of principal executive offices:	2401 21st Avenue South
Suite 200
Nashville, TN 37212

Registrant’s telephone number, including area code:	(615) 297-4255

Former name or former address, if changed since last report:	Not applicable

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1 PRESS RELEASE

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On July 21, 2003 Central Parking Corporation (the “Company”) issued the press release attached hereto as Exhibit 99.1. The press release announced that the Company expects to report a net loss for the third quarter ended June 30, 2003 due primarily to severance and property-related losses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS

Exhibit No. 99.1	Text of press release dated July 21, 2003 announcing that the Company expects to report a net loss for the third quarter ended June 30, 2003 due primarily to severance and property-related losses.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation

/s/ MONROE J. CARELL, JR.

Date: July 24, 2003	By: Monroe J. Carell, Jr. Chairman and Chief Executive Officer